                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                            of the Series Designated
              Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock

                                       of

                       Donaldson, Lufkin & Jenrette, Inc.

                                       at

                              $90.00 Net Per Share

                                       by

                           Diamond Acquisition Corp.
                     an indirect wholly owned subsidiary of

                              Credit Suisse Group

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                                     TIME,
          ON THURSDAY, OCTOBER 5, 2000, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:                                                September 8, 2000

    Enclosed for your consideration are an Offer to Purchase, dated
September 8, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Diamond Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("Parent"), to purchase all outstanding shares of common stock of the series designated Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock, par value $.10 per share (the "Shares"), of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), at a price of $90.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 30, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that as promptly as practicable after the purchase of Shares pursuant to the Offer, the purchase of Shares held by certain stockholders pursuant to a Stock Purchase Agreement, dated August 30, 2000, among Parent, AXA, AXA Financial, Inc., The Equitable Life Assurance Society of the United States and AXA Participations Belgium and the satisfaction or, if permissible, waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law ("Delaware Law"), Purchaser will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will become an indirect subsidiary of Parent.

    We (or our nominee) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us, as the holder of record, and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The tender price is $90.00 per Share, net to the seller in cash.

    2. The Offer is being made for any and all outstanding Shares.

    3. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interests of, the holders of Shares, and has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and has resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the transactions contemplated thereby.

    4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, October 5, 2000 unless the Offer is extended.

    5. The Offer is also conditioned upon, among other things, the expiration or termination of the waiting period imposed under U.S. federal antitrust law and the receipt of the requisite approval of the Commission of the European Union under the EC Merger Regulation.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer.

    7. Tendering stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        Instructions With Respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                            of the Series Designated
              Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock

                                       of
                       Donaldson, Lufkin & Jenrette, Inc.
                                       at

                              $90.00 Net Per Share

                                       by

                           Diamond Acquisition Corp.
                     an indirect wholly owned subsidiary of

                              Credit Suisse Group

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 8, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Diamond Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland, to purchase any and all outstanding shares of common stock of the series designated Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock, par value $.10 per share (the "Shares"), of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  Number of Shares to be Tendered*: __________________________________________
                                                                       SHARES

  DATE: ______________________________________________________________________

                                   SIGN HERE

  ____________________________________________________________________________
   SIGNATURE(S)

  ____________________________________________________________________________
   PLEASE TYPE OR PRINT NAME(S)

  ____________________________________________________________________________

  ____________________________________________________________________________
   PLEASE TYPE OR PRINT ADDRESS

  ____________________________________________________________________________
   AREA CODE AND TELEPHONE NUMBER

  ____________________________________________________________________________
   TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

  ----------------------------

    * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.